Exhibit 10.112

October 30, 2019

ID Ventures 7, LLC

17 State Street #2100

New York, New York 10004

Attn: Antonio Ruiz-Gimenez, Managing Partner

Re:      Amendment to Transaction Documents

Dear Mr. Ruiz-Gimenez:

Reference is made to those certain Securities Purchase Agreements, dated February 22, 2019 (“February SPA”) and dated September 27, 2019 (the “September SPA” and collectively with the February SPA, the “SPAs”), each between Ideanomics, Inc. (the “Company”) and ID Ventures 7, LLC (the “Purchaser”) pursuant to which the purchaser purchased 10% Senior Secured Convertible Debentures (the “Debentures”) and common stock purchase warrants (the “Warrants”) and were granted Additional Investments Rights (as defined under the SPAs) to purchase additional Debentures and Warrants.

This letter confirms that, as an inducement to the Purchaser to convert Debentures. Exercise Warrants and exercise the Additional Investment Rights, the Company hereby agrees to reduce the Conversion Price (as defined under the Debentures) and Exercise Price (as defined under the Warrants) to $1.00, subject to adjustment thereunder. This amendment shall also have the effect of reducing the Conversion Price of Debentures and Exercise Price of Warrants issuable pursuant to the Additional Investments Rights. This amendment is effective immediately without any further action by either party and shall apply retroactively to any conversions or exercises made since 7 am ET on October 29, 2019. At the election of the Purchaser, the Purchaser shall have the right to cause the Company to issue a new certificates representing the Debentures and Warrant with the reduced Conversion and Exercise Price.

The Company shall file a Current Report on Form 8-K, which shall describe the transactions hereunder, prior to 9:00 am ET on the trading day following the date hereof. The Company shall reimburse counsel to the Purchaser $10.000 for Purchaser’s legal fees and expenses incurred in connection herewith.

Except as expressly set forth hereunder, the terms and provisions of the SPAs. Debenture and Warrants shall remain in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Ideanomics, Inc.

By :
	Name:	Conor McCarthy
	Title:	Chief Financial Officer

Name of Holder:	ID Ventures 7, LLC

Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:	Antonio Ruiz-Gimenez

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